Exhibit 10.11

AMENDMENT NO. 2

TO THE

ENSCO SAVINGS PLAN

(As Revised and Restated Effective 1 January 2002)

THIS AMENDMENT NO. 2, executed this 14th day of May 2012, and effective as of the time and/or dates specifically provided herein, by ENSCO International Incorporated, having its principal office in Houston, Texas (hereinafter referred to as the “Company”).

W I T N E S S E T H:

WHEREAS, the Company established the Energy Service Company, Inc. Profit Sharing Plan (the “Plan”) effective May 15, 1991 in the form of a profit sharing plan designed to constitute a “qualified plan” within the meaning of applicable sections of the Internal Revenue Code of 1986, as amended (the “Code”), including Section 401(k) thereof;

WHEREAS, the Plan was amended effective May 15, 1991 by resolution of the Board of Directors of the Company (the “Board”) dated February 16, 1993 to change the name of the Plan to the “ENSCO Savings Plan”;

WHEREAS, the Company also maintained the ENSCO Profit Sharing Plan which was merged into the Plan effective July 1, 1991;

WHEREAS, the Company acquired Penrod Drilling Corporation (“Penrod”) and the Penrod Thrift Plan maintained by Penrod was merged into the Plan effective December 31, 1993 and Penrod became a participating employer in the Plan effective as of January 1, 1994;

WHEREAS, the Plan was amended by Amendment No. II effective December 31, 1993 to provide (i) that all matching contributions by the Company to the Plan will be made in shares of common stock of the Company, (ii) that the vesting schedule used by the Plan shall be a six-year schedule pursuant to which a participant is 20% vested after two years of service and an additional 20% for each year thereafter, (iii) for the direct rollover rules of Section 401(a)(31) of the Code, (iv) for the new compensation limitation of Section 401(a)(17) of the Code, (v) for elimination of the requirement that a participant be employed on December 31 of a plan year to receive an allocation of a Company matching contribution made for that plan year and (vi) for such other administrative provisions as the officers of the Company deemed appropriate;

WHEREAS, the Company appointed T. Rowe Price Trust Company successor trustee of the Plan effective January 1, 1995;

WHEREAS, the Company acquired Dual Drilling Company (“Dual”) effective June 12, 1996 and Dual Holding Company, a wholly-owned subsidiary of the Company, became the successor sponsor to Dual of the Dual Drilling Company Employees Tax Deferred/Thrift Savings Plan and Trust the “Dual 401(k) Plan”;

WHEREAS, the eligible employees of Dual became eligible to participate in the Plan effective July 1, 1996;

WHEREAS, the Plan was amended by Amendment No. III effective July 1, 1996 by resolution of the Board to (i) provide all employees of Dual as of June 12, 1996 with credit for all service with Dual for purposes of the eligibility and vesting provisions of the Plan, (ii) permit participation in the Plan as of July 1, 1996 by all participants in the Dual 401(k) Plan as of June 30, 1996, (iii) provide that any participant in the Dual 401(k) Plan as of June 30, 1996 shall be fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, (iv) eliminate the $500 minimum withdrawal requirement with respect to in-service withdrawals of pre-tax contributions to the Plan, and (v) provide for the same rules in the Plan as are presently contained in the Dual 401(k) Plan with respect to in-service withdrawals of amounts attributable to after-tax contributions which are to be transferred to the trust of the Plan pursuant to the merger of the Dual 401(k) Plan into the Plan;

WHEREAS, the Dual 401(k) Plan was subsequently amended and restated effective as of January 1, 1989 and such restatement provided that, effective June 1, 1996, each participant in the Dual 401(k) Plan shall be fully vested in his individual account in the Dual 401(k) Plan;

WHEREAS, the Plan was amended by Amendment No. IV effective April 1, 1997 to change the “entry dates” for the Plan;

WHEREAS, (i) the Board approved the merger of the Dual 401(k) Plan into the Plan as soon as administratively practicable following the issuance by the National Office of the Internal Revenue Service of a compliance statement pursuant to the application filed by Dual Holding Company, as successor sponsor to Dual of the Dual 401(k) Plan, under the Voluntary Compliance Resolution program of the Internal Revenue Service and (ii) following receipt by Dual Holding Company of that compliance statement, the Dual 401(k) Plan was merged into the Plan effective as of January 31, 2000;

WHEREAS, the Company revised and restated the Plan, effective January 1, 1997 (the “1997 Restatement”), except for certain provisions for which another effective date was subsequently provided elsewhere in the terms of the 1997 Restatement, to (i) incorporate the prior amendments to the Plan, (ii) incorporate such other provisions as were necessary due to the merger of the Penrod Thrift Plan and the Dual 401(k) Plan into the Plan, (iii) clarify the definition of “annual compensation” used for nondiscrimination testing under Sections 401(k) and 401(m) of the Code, and (iv) bring the Plan into compliance with the Code, as modified by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade under the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the date the Plan was last restated;

WHEREAS, the Company adopted Amendment No. 1 to the 1997 Restatement, effective January 1, 2002, to reflect the proposed Treasury regulations (the “Proposed Regulations”) issued under Section 401(a)(9) of the Code;

WHEREAS, the Company adopted Amendment No. 2 to the 1997 Restatement, effective as of January 1, 2002, except as specifically otherwise in Amendment No. 2, to (i) reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) which generally became applicable to the Plan effective as of January 1, 2002, and (ii) constitute good faith compliance with the requirements of EGTRRA;

WHEREAS, the Pension and Welfare Benefits Administration of the Department of Labor issued final regulations establishing new standards for processing benefit claims of participants and beneficiaries under Section 15.6 of the 1997 Restatement which were clarified by further guidance from the Pension and Welfare Benefits Administration (collectively the “Final Claims Procedure Regulations”);

WHEREAS, the Proposed Regulations for which the 1997 Restatement was amended by Amendment No. 1 were replaced by final Treasury regulations that were issued April 17, 2002 under Section 401(a)(9) of the Code relating to required minimum distributions under Section 15.4 of the 1997 Restatement (the “Final Required Minimum Distribution Regulations”);

WHEREAS, the Company acquired Chiles Offshore Inc. (“Chiles”), effective August 7, 2002, pursuant to a merger agreement among the Company, Chore Acquisition, Inc. (“Chore”), a wholly-owned subsidiary of the Company, and Chiles, whereby Chiles was merged with and into Chore, with Chore being the surviving company and continuing to exist as a wholly-owned subsidiary of the Company and the successor sponsor to Chiles of the Chiles Offshore Inc. 401(k) Retirement Savings Plan (the “Chiles 401(k) Plan”);

WHEREAS, the employees of Chiles that continued as employees of a subsidiary of the Company on and after August 7, 2002 continued to be eligible to participate in the Chiles 401(k) Plan through September 30, 2002 and then became eligible to participate in the Plan effective October 1, 2002;

WHEREAS, the Chiles 401(k) Plan was merged into the Plan effective October 1, 2002 and the assets of the Chiles 401(k) Plan were transferred on October 1, 2002 from the trust established pursuant to the Chiles 401(k) Plan to the trust established pursuant to the Plan;

WHEREAS, the Company adopted Amendment No. 3 to the 1997 Restatement, effective as of October 1, 2002, unless specifically provided otherwise in Amendment No. 3, to, among other things, (i) revise Section 15.6 of the 1997 Restatement to provide that the administrator of the Plan shall process benefit claims of participants and beneficiaries pursuant to the claims procedure specified in the summary plan description for the Plan which shall comply with the Final Claims Procedure Regulations, as may be amended from time to time, (ii) reflect the Final Required Minimum Distribution Regulations by amending Section 15.4 of the 1997 Restatement consistent with the Model Amendment provided by the Internal Revenue Service in Rev. Proc. 2002-29, (iii) permit participation in the Plan on October 1, 2002 (the “Date of Participation”) by all employees of Chiles who are both eligible to participate in the Chiles 401(k) Plan as of September 30, 2002 and are employed by the Company or a subsidiary of the Company on October 1, 2002, (iv) provide all employees of Chiles who begin to participate in the Plan as of the Date of Participation with credit for all actual service with Chiles for purposes of the eligibility and vesting provisions of the Plan, (v) provide that any participant in the Chiles 401(k)

Plan who has credit under the Chiles 401(k) Plan for at least three years of vesting service as of the Date of Participation shall continue to vest under the Plan in his account balance in the Plan pursuant to the vesting schedule contained in the Chiles 401(k) Plan, (vi) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for two years of vesting service as of the Date of Participation shall remain 40% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (vii) provide that any participant in the Chiles 401(k) Plan who has credit under the Chiles 401(k) Plan for one year of vesting service as of the Date of Participation shall remain 20% vested in his account balance in the Plan but, subsequent to the Date of Participation, shall continue to vest in his account balance in the Plan pursuant to the vesting schedule of the Plan, (viii) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall become fully vested in his account balance in the Plan as of the date he has both attained age 55 and received credit under the Plan for at least five years of vesting service, and (ix) provide that any participant in the Chiles 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 15.5(c) of the 1997 Restatement once every six months after he has attained 59 1/2;

WHEREAS, the Company adopted Amendment No. 4 to the 1997 Restatement to retroactively amend the definition of Profit Sharing Entry Date in Section 1.16 of the 1997 Restatement to conform the terms of Section 1.16 of the 1997 Restatement to the actual operation of the Plan as authorized by Section 2.07(3) of Appendix B to Rev. Proc. 2002-47;

WHEREAS, the Company adopted Amendment No. 5 to the 1997 Restatement to (i) reduce the service requirement to become eligible to participate in the 401(k) feature of the Plan, (ii) revise the requirements for an election to participate in the 401(k) feature of the Plan and for subsequent amendments to a salary reduction agreement, and (iii) increase the maximum deferral percentage that may be elected under a salary reduction agreement;

WHEREAS, EGTRRA amended Section 401(a)(31)(B) of the Code to require that mandatory distributions of more than $1,000 from the Plan be paid in a direct rollover to an individual retirement plan as defined in Sections 408(a) and (b) of the Code if the distributee does not make an affirmative election to have the amount paid in a direct rollover to an eligible retirement plan or to receive the distribution directly and I.R.S. Notice 2005-5 provides that this provision became effective to the Plan for distributions on or after March 28, 2005;

WHEREAS, the Company adopted Amendment No. 6 to the 1997 Restatement (i) effective as of September 1, 2005, to increase the normal retirement age under the Plan from age 60 to age 65, and (ii) effective as of March 28, 2005, to comply with the provisions of Section 401(a)(31)(B) of the Code, as amended by EGTRRA and the guidance issued in I.R.S. Notice 2005-5 relating to the application of the new rules in connection with automatic rollovers of certain mandatory distributions;

WHEREAS, the Katrina Emergency Tax Relief Act of 2005 (“KETRA”) amended the Code to immediately authorize tax-favored withdrawals and special provisions for loans from qualified retirement plans to provide relief relating to Hurricane Katrina;

WHEREAS, the Company adopted Amendment No. 7 to the 1997 Restatement, effective as of October 3, 2005, to provide temporary relief to certain participants and related individuals affected by Hurricane Katrina in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

WHEREAS, the Gulf Opportunity Zone Act of 2005 amended the Code to expand the hurricane-related relief provided under KETRA to victims of Hurricane Rita and Hurricane Wilma;

WHEREAS, the Company adopted Amendment No. 8 to the 1997 Restatement to provide temporary relief to certain participants and related individuals affected by Hurricane Rita and/or Hurricane Wilma in the form of (i) hardship withdrawals from the Plan, and (ii) modified loan provisions for certain loans from the Plan;

WHEREAS, the Company adopted Amendment No. 9 to the 1997 Restatement, effective January 1, 2007, to reduce the service requirement to become eligible to participate in the profit sharing feature of the Plan with respect to employees who are employed or reemployed after December 31, 2006;

WHEREAS, the Department of Treasury issued final regulations under Sections 401(k) and 401(m) of the Code which generally became applicable to the Plan effective as of January 1, 2006 (collectively the “Final 401(k)/401(m) Regulations”);

WHEREAS, the Company adopted Amendment No. 10 to the 1997 Restatement (i) effective as of January 1 2006, to reflect the Final 401(k)/401(m) Regulations and to constitute good faith compliance with the Final 401(k)/401(m) Regulations and (ii) effective as of January 1, 2007, to exclude Carl F. Thorne from further participation in the profit sharing feature of the Plan;

WHEREAS, the Company adopted Amendment No. 11 to the 1997 Restatement, effective January 1, 2008, to (i) clarify that certain highly compensated employees are not permitted to amend their salary reduction contribution elections for a year during the year, and (ii) amend the vesting schedule in Section 14.2 of the 1997 Restatement;

WHEREAS, the Pension Protection Act of 2006 requires participant-directed individual account plans to provide quarterly benefit statements to the plans’ participants providing certain specific information;

WHEREAS, the Department of Labor issued final regulations relating to qualified default investment alternatives in participant-directed individual account plans which may become applicable to a plan effective on or after December 24, 2007 (the “Qualified Default Investment Alternatives Regulations”);

WHEREAS, the Company adopted Amendment No. 12 to the 1997 Restatement, to (i) amend, effective as of January 1, 2008, the investment funds specified in Section 1.24 of the 1997 Restatement available for participant direction of investment, (ii) amend, effective June 1, 2008, Section 1.24 and Section 22.8 of the 1997 Restatement to provide a limitation on the portion of a participant’s individual account that may be invested in Fund 5, (iii) amend, effective June 1, 2008, Section 3.1 of the 1997 Restatement to provide for automatic enrollments, (iv) amend, effective as of January 1, 2007, Section 10.2 and Section 22.8 of the 1997 Restatement to comply with the quarterly benefit statement requirements of the Pension Protection Act of 2006, (v) amend, effective June 1, 2008, Section 15.11 of the 1997 Restatement to provide for eligible rollover distributions by non-spousal beneficiaries as permitted by the Pension Protection Act of 2006, and (vi) amend, effective June 1, 2008, Section 22.8 and Section 22.10 of the 1997 Restatement to change the default investment fund and to specify related procedures in compliance with the Qualified Default Investment Alternatives Regulations governing the investment of the individual account of new participants with an employment or reemployment commencement date after May 31, 2008 who fail to affirmatively direct the investment of their individual accounts;

WHEREAS, the Company adopted Amendment No. 13 to the 1997 Restatement, to (i) amend, effective as of February 1, 2009, the investment funds specified in Section 1.24 of the 1997 Restatement available for participant direction of investment, (ii) amend, effective January 1, 2009, except as otherwise specifically provided therein to the contrary, Article II and Section 3.1(b)(iv) of the 1997 Restatement to provide for the exclusion from initial or continued eligibility to participate in the Plan of all employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, (iii) amend, effective January 1, 2008, Section 3.2 of the 1997 Restatement to provide that an employer shall make additional matching contributions as of the last day of any plan year, commencing with the plan year ending December 31, 2008, to the extent the Plan administrator determines that a participant did not receive the same amount of matching contributions to which the participant was entitled for that plan year based on his salary reduction contributions and his annual compensation for that plan year, and (iv) amend, effective January 1, 2008, Section 7.4 of the 1997 Restatement to provide for the exclusion of all participants and employees of the Company and Affiliated Companies who become or may subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009, or would otherwise become or subsequently become eligible to participate in the Ensco Multinational Savings Plan on or after January 1, 2009 but for the fact that any such employee is not working outside the country of the employee’s permanent residence, from initial or continued eligibility to share in the allocation of any profit sharing contribution (as well as the forfeitures, if any, that may become allocable under Section 7.4 of the 1997 Restatement along with such profit sharing contributions) that may be made to the Plan under Section 3.3 of the 1997 Restatement for any plan year beginning on or after January 1, 2008;

WHEREAS, final Treasury regulations were issued under Section 415 of the Code which became effective to the Plan as of January 1, 2008 (the “Final 415 Regulations”);

WHEREAS, the Company adopted Amendment No. 14 to the 1997 Restatement, to (i) amend, effective January 1, 2008, Article VIII of the 1997 Restatement to reflect the Final 415 Regulations, and (ii) amend, effective October 1, 2009, Section 22.8 of the 1997 Restatement to reduce the increments by which participants can select investment funds from ten percent to the lowest increment determined from time to time by the administrator of the Plan and to reduce the limitation on the portion of a participant’s individual account that may be invested in Fund 5;

WHEREAS, the Company adopted Amendment No. 15 to the 1997 Restatement, to (i) amend, effective January 1, 2008, Section 4.1 of the 1997 Restatement to reflect the change made to the Code by the provisions of the Worker, Retiree, and Employer Recovery Act of 2008 which provide that the correction of excess elective deferrals by distribution for taxable years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the taxable year through the date prior to the date of distribution, (ii) amend Sections 4.3 and 5.2 of the 1997 Restatement, as amended, to reflect the provisions of the Pension Protection Act of 2006 which provide that the correction of excess salary reduction contributions and excess matching contributions by distribution for plan years beginning after December 31, 2007 shall not require the distribution of gap period income, i.e., earnings attributable to such distributed amounts after the end of the plan year through the date prior to the date of distribution, and (iii) amend, effective for distributions after December 31, 2006, Section 15.2 of the 1997 Restatement, as amended, to reflect the provisions of the Pension Protection Act of 2006 which specify the content and timing requirements for notices required to be provided to participants regarding their distribution election rights under the Plan;

WHEREAS, the board of directors of the Company and the stockholders of the Company approved the adoption of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman;

WHEREAS, Ensco Cayman became, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, re-registered as a public limited company named “Ensco International plc” (“Ensco UK”);

WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company was converted into the right to receive one American depositary share (each an “ADS” and collectively, the “ADSs”), which represents one Class A ordinary share of Ensco UK and is evidenced by an American depositary receipt;

WHEREAS, the Company adopted Amendment No. 16 to the 1997 Restatement to amend, effective as of December 23, 2009 (or, if different, the effective date of the Merger), (i) Section 1.10 of the 1997 Restatement to define “Ensco ADS” instead of “Company Stock,” (ii) Section 1.14 of the 1997 Restatement to prohibit any Affiliated Company that is a UK or English company from becoming an Employer under the Plan, (iii) the fund listed as Fund 5 in Section 1.24 of the 1997 Restatement to mean the Ensco ADS Fund, (iv) Section 21.6 of the 1997 Restatement to reflect the voting rights and procedures in connection with the ADSs and the underlying Shares (as defined in such section), (v) Section 21.7 of the 1997 Restatement to reflect certain concepts under English law related to offers as described in such section, (vi) Section 22.10 of the 1997 Restatement to specifically provide that each share of Common Stock held by the Trust Fund on the effective date of the Merger was converted into one ADS, pursuant to the Merger Agreement, and (vii) to make such other conforming changes to the 1997 Restatement as determined necessary;

WHEREAS, the name of Ensco UK was changed to “Ensco plc” and the name of the Plan was changed to “Ensco Savings Plan”;

WHEREAS, the Company adopted Amendment No. 17 to the 1997 Restatement, to amend (i) Sections 1.10, 21.6 and 22.10 of the 1997 Restatement to reflect the change to the name of Ensco UK to “Ensco plc,” (ii) Section 1.36 of the 1997 Restatement to reflect the change to the name of the Plan to “Ensco Savings Plan,” and (iii) Section 3.1(b)(vi) of the 1997 Restatement, effective January 1, 2007, to increase the default deferral percentage under the automatic enrollment feature of the Plan from three percent to five percent;

WHEREAS, pursuant to the guidance issued by the Internal Revenue Service in Rev. Proc. 2007-44, the Plan has been assigned a five-year remedial amendment cycle of Cycle E which requires the Plan to be amended no later than January 31, 2011 (except as may be provided otherwise by Rev. Proc. 2007-44 or other published guidance for certain interim amendments) to bring the Plan into compliance with the 2009 Cumulative List of Changes in Plan Qualification Requirements published by the Internal Revenue Service in Notice 2009-98 for Cycle E plans (the “Cycle E Cumulative List”), which identifies all changes in the qualification requirements applicable to Cycle E plans resulting from statutory, regulatory and other guidance published in the Internal Revenue Bulletin;

WHEREAS, the Pension Protection Act of 2006 enacted other changes to the Code, certain provisions of which become applicable to the Plan for Years beginning on or after January 1, 2007;

WHEREAS, the Company amended and restated the Plan, effective January 1, 2002 (the “2002 Restatement”), except for certain provisions for which another effective date is subsequently provided otherwise in the terms of the 2002 Restatement, to (i) incorporate the provisions of Amendment Nos. 1-17 to the 1997 Restatement, (ii) bring the Plan into compliance with the Code, as modified by the changes in the qualification requirements applicable to the Plan that are identified in the Cycle E Cumulative List, including, but not limited to EGTRRA, the Final Required Minimum Distribution Regulations, the Final 401(k)/401(m) Regulations, the Final 415 Regulations, and the Worker, Retiree, and Employer Recovery Act of 2008, (iii) reflect certain provisions of the Pension Protection Act of 2006 and to constitute good faith compliance with the requirements of the Pension Protection Act of 2006, and (iv) bring the Plan into compliance with all applicable rules, regulations and administrative pronouncements enacted, promulgated or issued since the Plan was restated by the 1997 Restatement;

WHEREAS, the Company acquired Pride International, Inc. (“Pride”), effective 31 May 2011, pursuant to a merger agreement by and among Ensco UK, the Company, an indirect wholly owned subsidiary of Ensco UK, ENSCO Ventures LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Ensco UK (the “Merger Sub”), and Pride, whereby the Merger Sub was merged with and into Pride (the “2011 Merger”), with Pride surviving the 2011 Merger as a wholly owned subsidiary of Ensco UK and continuing as sponsor of the Pride International, Inc. 401(k) Retirement and Savings Plan (the “Pride 401(k) Plan”);

WHEREAS, the employees of Pride who continued as employees of Pride on and after 31 May 2011 shall continue to be eligible to participate in the Pride 401(k) Plan through 31 December 2011 and shall then become eligible to participate in the Plan effective 1 January 2012;

WHEREAS, the Pride 401(k) Plan shall be merged into the Plan effective 31 December 2011 and the assets of the Pride 401(k) Plan shall be transferred on 31 December 2011 from the trust established pursuant to the Pride 401(k) Plan to the trust established pursuant to the Plan;

WHEREAS, the Company adopted Amendment No. 1 to the 2002 Restatement, effective 1 October 2011, unless specifically provided otherwise in the terms of this Amendment No. 1, to, among other things, (i) permit participation in the Plan on 1 January 2012 (the “Date of Participation”) by all employees of Pride who are both eligible to participate in the Pride 401(k) Plan as of 31 December 2011 and are employed by the Company or an affiliated company of the Company on 31 December 2011, (ii) provide all employees of Pride who begin to participate in the Plan as of the Date of Participation (or, such earlier date after 31 May 2011 as determined for selected employees of Pride) with credit for all service credited to such employees under the Pride 401(k) Plan for purposes of the eligibility and vesting provisions of the Plan, (iii) provide that any participant in the Pride 401(k) Plan shall, subsequent to the Date of Participation (or, such earlier date of participation after 31 May 2011 as determined for selected employees of Pride), remain 100% vested in his account balance in the Plan attributable to the balance in his 401(k) safe harbor matching employer contributions account, prior matching contributions account, prior employer matching contributions account, and prior profit sharing contributions account maintained under the Pride 401(k) Plan that shall be transferred on 31 December 2011 to the Plan, (iv) amend Section 2.1 of the 2002 Restatement to eliminate the service requirement to become eligible to participate in the 401(k) feature of the Plan and conform the definition of 401(k) Entry Date in Section 1.20 of the 2002 Restatement, (v) amend Section 2.1 of the 2002 Restatement to eliminate the service requirement to become eligible to participate in the profit sharing feature of the Plan and amend the definition of Profit Sharing Entry Date in Section 1.20 in the 2002 Restatement to mean (A) the employment commencement date of an employee with respect to an eligible employee who becomes employed before October 1 of a plan year and (B) the January 1 of the next following plan year with respect to an eligible employee who becomes employed after September 30 of a plan year, (vi) amend Section 14.5 of the 2002 Restatement to permit certain financial hardship withdrawals from the Plan, and (vii) provide that any participant in the Pride 401(k) Plan as of the Date of Participation shall be eligible for an in-service withdrawal from the Plan under Section 14.5(c) of the 2002 Restatement attributable to prior matching contributions and profit sharing contributions under the Pride 401(k) Plan after he has attained age 59 1/2;

WHEREAS, each issued and outstanding ADS will be converted into the right to receive a Class A ordinary share, par value US$0.10 of Ensco UK (each an “Ensco UK Share”) effective as of the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco plc, Citibank, N.A., as Depositary, and the holders and beneficial owners of the ADSs issued thereunder (the “Termination Date”);

WHEREAS, the Company now desires to adopt this Amendment No. 2 to the 2002 Restatement, to amend, effective as of the Termination Date (i) Section 1.19 of the Plan by changing the definition of “Ensco ADS” to “Ensco UK Share,” (ii) the fund listed as Fund 5 in Section 1.28 of the Plan to mean the Ensco UK Stock Fund, (iii) Sections 20.6 and 20.7 of the Plan to reflect the voting rights and procedures in connection with Ensco UK Shares, (iv) Section 21.10 of the Plan to specifically provide that each ADS held by the Trust Fund on the Termination Date was converted into one share of Ensco UK Share, and (v) to make such other conforming changes to the Plan as determined necessary; and

WHEREAS, (i) the benefits payable from the Plan are independent of any benefits an Employee is or may become entitled to under any other funded pension, profit sharing or savings plan, (ii) the benefits payable to an Employee, former Employee or Beneficiary under the Plan shall be determined solely by reference to the provisions of the Plan in effect on the date of such Employee’s retirement or other termination of employment, except as otherwise specifically provided herein, and (iii) except as otherwise provided in the Plan or any amendment to the Plan, the provisions of any amendment to the Plan shall apply solely to an Employee, former Employee, Participant or Former Participant whose employment with an Employer terminates on or after the effective date of the amendment;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 2 to the 2002 Restatement:

1. Section 1.19 of the Plan is hereby amended to read as follows:

Sec. 1.19 Ensco UK Share means a Class A ordinary share, par value US$0.10, in Ensco plc, a company incorporated under English law which wholly owns the Company (“Ensco UK”). References (specific or otherwise) to shares of Company Stock in the Plan, as amended, shall be read and considered to be references to Ensco UK Shares and all references (specific or otherwise) to “stockholders of the Company” shall be read and considered to be references to holders of Ensco UK Shares, and all provisions of the Plan shall be consistently interpreted and applied.

2. The fund designated in Section 1.28 of the Plan as Fund 5 is hereby amended as follows:

Fund 5:	Ensco UK Stock Fund (known as the Ensco ADS Fund between the “Termination Date,” as defined in Section 21.10, and the effective date of the Merger and the Company Stock Fund prior to the effective date of the Merger)

3. Sections 3.5, 14.1 and 14.11(c) are hereby amended to replace any reference to Ensco ADSs with a reference to Ensco UK Shares.

4. Section 13.2 of the Plan is hereby amended by adding the following paragraph to the end thereof to read as follows:

If a Participant was a participant in the Pride 401(k) Plan on 31 December 2011 and became a Participant in the Plan on 1 January 2012 (a “Pride Participant”), then, notwithstanding the above vesting schedule in this Schedule 13.2, the entire Employer Account of each Pride Participant shall become nonforfeitable and fully vested on the date he attains age 55.

5. Section 20.6 of the Plan is hereby amended to read as follows:

Sec. 20.6 Voting of Ensco UK Share. The Trustee shall, upon receipt of notice to it of any meeting at which the holders of Ensco UK Shares are entitled to vote, promptly send (or cause a third party to send, at the expense of the Company) each Participant and Former Participant a copy of the proxy solicitation materials, together with a form requesting confidential voting instructions to the Trustee regarding the Ensco UK Shares allocated to his Individual Account. Each Participant and Former Participant shall be entitled to direct the Trustee as to the manner in which the Trustee is to vote all Ensco UK Shares (including fractional Ensco UK Shares) allocated to his Individual Account, provided he delivers instructions to the Trustee to vote the Ensco UK Shares at least five business days prior to the date such vote shall be required (or such other period of time as may be required by the Trustee). In the event a Participant or Former Participant delivers conflicting instructions, the instructions delivered last in time shall control. In the event a Participant or Former Participant fails to deliver such instructions, the Trustee shall vote, such Ensco UK Shares proportionately to the ratio of the votes of the Participants and Former Participants who have delivered voting instructions to the Trustee. Voting instructions may be given only in respect of a number of Ensco UK Shares representing an integral number of the Ensco UK Shares. All instructions shall be maintained by the Trustee to safeguard the confidentiality of the instructions.

6. Section 20.7 of the Plan is hereby amended to read as follows:

Sec. 20.7 Tender and Exchange Offers. The provisions of this Section 20.7 shall apply in the event that a tender offer (as defined below) is made for the Ensco UK Shares or an offer to exchange securities (as defined below) for the Ensco UK Shares which are subject to the U.S. Securities Act of 1933, as amended, is made.

(a) Definitions. A tender offer and an exchange offer or offer to exchange shall have the meanings set forth below:

(i) an offer that is subject to Section 14(d)(1) of the U.S. Securities Exchange Act of 1934, as amended; and

(ii) a “takeover offer” as defined in Section 974 of the UK Companies Act 2006 and if, at the relevant time, the Company is subject to the UK City Code on Takeovers and Mergers, an “offer” (as defined therein).

(b) Notice and Directions. Upon such a tender or exchange offer occurring, the Company and the Trustee shall utilize their best efforts to notify each affected Participant and Former Participant and to cause to be distributed to him such information as will be distributed to the holders of the Ensco UK Shares, generally in connection with any such tender or exchange offer and a form by which the Participant or Former Participant may direct the Trustee in writing as to what action, as set forth below, to take on behalf of that Participant or Former Participant with respect to the Ensco UK Shares allocated to his Individual Account under the Plan. If the Trustee does not receive such written directions from a Participant or Former Participant, the Trustee shall not tender or deliver in acceptance of the exchange offer any of the Ensco UK Shares held in that Participant’s or Former Participant’s Individual Account.

(c) Cash Tender Offer. In connection with a cash tender offer for Ensco UK Shares, a Participant or Former Participant may direct the Trustee to tender any or all Ensco UK Shares held in the Participant’s or Former Participant’s Individual Account. Any cash received by the Trustee as a result of such tender shall be invested by the Trustee in such short-term interest bearing investments as it deems appropriate pending direction from Participants and Former Participants regarding the reinvestment of such cash in the Investment Funds then available under the Plan.

(d) Exchange Offer. In connection with an exchange offer for Ensco UK Shares, a Participant or Former Participant may direct the Trustee to deliver in acceptance of the exchange offer any or all Ensco UK Shares held in the Participant’s or Former Participant’s Individual Account. Any property received by the Trustee in connection with such exchange shall be held by the Trustee in separate accounts for the affected Participants and Former Participants pending directions from them regarding the reinvestment of such property in the Investment Funds that are available under the Plan.

(e) Tender and Exchange Offer. In connection with a combination tender and exchange offer for Ensco UK Shares, a Participant or Former Participant may direct the Trustee to tender and offer for exchange any or all Ensco UK Shares held in the Participant’s or Former Participant’s Individual Account with any cash received by the Trustee as a result of such tender treated as provided in subsection (c) above and any property received by the Trustee in connection with the exchange treated as provided in subsection (d) above.

(f) Revocation of Directions. A tender or exchange offer direction given by a Participant or Former Participant may be revoked by the Participant or Former Participant by completion of the form prescribed therefor by the Administrator, provided such form is filed with the Trustee at least two business days prior to the withdrawal-date-deadlines provided for in the regulations with respect to tender or exchange offers prescribed by the Securities and Exchange Commission or other applicable law.

(g) Best Efforts. The Trustee shall use its best efforts to effect on a uniform and nondiscriminatory basis the sale or exchange of the Ensco UK Shares as directed by the Participants and Former Participants. However, neither the Administrator, the Committee nor the Trustee insures that all or any part of the Ensco UK Shares directed by a Participant or Former Participant to be tendered or exchanged will be accepted under the tender or exchange offer. Any such Ensco UK Shares not so accepted shall remain in the Participant’s or Former Participant’s Individual Account and the Participant or Former Participant shall continue to have the same rights with respect to such Ensco UK Shares as he had immediately prior to the Trustee’s tendering of the Ensco UK Shares.

(h) Conditional Obligations of the Trustee. Any obligation belonging to the Trustee under the foregoing provisions of this Section 20.7 is conditional upon the tender offer or exchange offer:

(i) not conflicting with, constituting a breach of, or contravening any law, regulation, directive, judgment or order of any legislative, governmental or supervisory body of the United Kingdom or the European Union; and

(ii) being carried out in compliance with any requirement to file a prospectus or other filing with, or obtain prior consent, approval, authorization from, or a license, order, registration, qualification or decree of any court or governmental authority or agency or supervisory body.

If the conditions above are not met, the Trustee will not be required to perform such obligation.

If a tender or exchange offer is made, the Administrator shall adopt such rules, prescribe the use of such special administrative forms and procedures, delegate such authority, take such action and execute such instruments or documents and do every other act or thing as shall be necessary or in its judgment proper for the implementation of this Section 20.7. All instructions from Participants and Former Participants regarding a tender or exchange offer shall be maintained by the Trustee to safeguard the confidentiality of the instructions.

Notwithstanding anything in the Plan to the contrary, in administering the tendering or exchange of Ensco UK Shares pursuant to the applicable provisions of the Plan, it is intended that the confidentiality of the tenders or exchanges, as the case may be, made by Participants or Former Participants pursuant to the provisions of the Plan shall be maintained by the Trustee as may be contemplated by applicable law.

Between the “Termination Date,” as defined in Section 21.10, and the effective date of the Merger, the provisions governing a tender offer made for Ensco ADSs or Shares were specified in Section 20.7 of the Plan, as revised and restated effective January 1, 2002, as it existed prior to being amended effective as of the “Termination Date” by Amendment No. 2 thereto. Prior to the effective date of the Merger, the provisions governing a tender offer made for the shares of Company Stock or an offer to exchange securities of another company for the shares of Company Stock were specified in section 21.7 of the Plan, as revised and restated effective January 1, 1997, as it existed prior to being amended effective as of the effective date of the Merger by Amendment No. 16 thereto.

7. Section 21.10 of the Plan is hereby amended by adding the following new sentence to the end thereof to read as follows:

On the “Termination Date” each issued and outstanding Ensco ADS, including each such Ensco ADS allocated to the Individual Accounts of each Participant and Former Participant, will be converted to one Ensco UK Share. The “Termination Date” shall be the date fixed for termination of the Deposit Agreement, dated as of September 29, 2009, among Ensco UK, Citibank, N.A., as Depositary, and the holders and beneficial owners of the Ensco ADSs issued thereunder.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 2 to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED

By:	/s/ Douglas E. Hancock
Douglas E. Hancock
Vice President and Treasurer